Exhibit 99.1

(TRX LOGO)

TRX REPORTS FIRST QUARTER 2008 RESULTS

ATLANTA, 2 MAY 2008 — TRX, Inc. (NASDAQ: TRXI), a global technology company that develops and hosts software applications to process data records and automate manual processes, today reported financial results for the quarter ended 31 March 2008.

Total revenues excluding client reimbursements for the first quarter of 2008 were $21.9 million compared with $25.3 million in the first quarter of 2007. Net loss for the first quarter was ($3.4) million compared with net income of $0.4 million in the first quarter of 2007. Net loss per diluted share was ($0.18) compared to net income per diluted share of $0.02 for the first quarter of 2007.

Revenues from transaction processing services for the first quarter of 2008 decreased to $17.6 million from $18.5 million in the first quarter of 2007. Revenues from data reporting services were $4.2 million, compared with $6.7 million in the prior year.

Adjusted revenues for the first quarter of 2008 were $25.4 million compared with $25.3 million in the first quarter of 2007. Adjusted revenues from data reporting services were $7.7 million, compared with $6.7 million in the first quarter of 2007. Adjusted revenues include $3.5 million of recurring data reporting services provided to Citibank which were required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license. The license sale occurred on April 30, 2008. Adjusted EBITDA was $2.9 million for the quarter, compared with $3.4 million in the first quarter of 2007.

“Our business is making good strides thus far in 2008,” said TRX President & CEO Trip Davis. “Our adjusted revenues in the first quarter of 2008 were stable against last year, indicating that our core business units are holding their own in a tough economic environment. We continue to expect organic volumes in transaction processing to moderate in 2008 due to the economy, and that data reporting and new client additions will largely offset those challenges. We will continue to fund long-term growth through innovation investment, to ensure our solutions are meeting our clients’ future needs.”

Based upon its expectations, TRX reiterated its guidance for fiscal 2008, inclusive of the $4.5 million DATATRAX license sale referred to above:

•	Adjusted revenues of $92 to $95 million, of which $20 to $23 million is from data reporting.

•	Adjusted EBITDA of $8 to $10 million.

•	Capital expenditures of $7 to $8 million.

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Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as Adjusted Revenue, Adjusted Data Reporting Revenue, EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

Adjusted Revenue and Adjusted Data Reporting Revenue consist of GAAP transaction and other revenues, adjusted for the revenue earned from Citibank for providing routine services, which is required under US GAAP to be deferred until the anticipated sale of a software license to Citibank is complete. The deferral of revenue recognition is required in the absence of vendor-specific objective evidence of the fair value of the license. Management uses Adjusted Revenue and Adjusted Data Reporting Revenue as additional measures for evaluating the performance of the business, because the pricing for and level of routine services currently being provided to Citibank are equivalent to those provided to Citibank before the arrangement to sell a license was consummated in July 2007.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of Adjusted Revenue, Adjusted Data Reporting Revenue, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile Adjusted Revenue, EBITDA and Adjusted EBITDA to GAAP net income (loss) are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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Conference Call Information

The Company will hold a Webcast of its conference call to discuss these results on Friday, May 2 at 9:00 a.m. Eastern Time from www.trx.com. To register for the event, please go to the Investor Center on the TRX.com Website at least fifteen minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, the TRX.com site will host an archived Webcast shortly after the conclusion of the call, which will remain available on the TRX Website at www.trx.com for 90 days.

About TRX

TRX is a global technology company. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We are a leading provider to the travel industry and are expanding into financial services and healthcare. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia.

Investor Contacts:	David Cathcart
Chief Financial Officer
(404) 929-6154

Media Contacts:	Kira Perdue
Trevelino/Keller Communications Group for TRX
(404) 214-0722, extension 101

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TRX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
	(Unaudited)
REVENUES:
Transaction processing	$17,647	$18,529
Data reporting	4,228	6,724

Transaction and other revenues	21,875	25,253
Client reimbursements	127	622

Total revenues	22,002	25,875

EXPENSES:
Operating	14,220	14,772
Selling, general and administrative	4,451	4,261
Technology development	3,870	3,021
Client reimbursements	127	622
Depreciation and amortization	2,669	2,788

Total expenses	25,337	25,464

OPERATING (LOSS) INCOME	(3,335)	411

INTEREST (EXPENSE) INCOME:
Interest income	49	152
Interest expense	(97)	(140)

Total interest (expense) income, net	(48)	12

NET (LOSS) INCOME	$(3,383)	$423

Net (Loss) Income per Share
Basic and diluted	$(0.18)	$0.02

Weighted Average Shares Outstanding
Basic	18,320	18,214
Diluted	18,320	18,220

Other Data:
Adjusted revenues	$25,352	$25,253
Adjusted EBITDA	$2,915	$3,418
Adjusted data reporting revenues	$7,705	$6,724
Capital expenditures	$2,165	$1,368
Transaction processing volumes	24,534	22,991

	As of March 31, 2008	As of December 31, 2007
Consolidated Balance Sheet Data:
Cash and cash equivalents	$5,061	$8,879
Total shareholders’ equity	33,933	37,019

TRX, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Transaction and Other Revenues to Adjusted Revenues and Net (Loss) Income to

Adjusted EBITDA

	Three Months Ended March 31,
	2008	2007
Transaction and other revenues	$21,875	$25,253
Deferred data reporting revenues (1)	3,477	—

Adjusted revenues	25,352	25,253
Net (loss) income	(3,383)	423
Depreciation and amortization	2,669	2,788
Interest expense (income), net	48	(12)

EBITDA	(666)	3,199
Stock compensation expense	104	219
Deferred data reporting revenues (1)	3,477	—

Adjusted EBITDA	$2,915	$3,418

Reconciliation of Data Reporting Revenues to Adjusted Data Reporting Revenues

	Three Months Ended March 31,
	2008	2007
Data reporting revenues	$4,228	$6,724
Deferred data reporting revenues (1)	3,477	—

Adjusted data reporting revenues	$7,705	$6,724

(1)	Data reporting services provided to Citibank which are required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license, which occurred on April 30, 2008.